Exhibit 99.1

Weight Watchers Announces Actions to Utilize Up to $40 million to Pay Down Debt

NEW YORK (April 27, 2026) – WW International, Inc. (NASDAQ: WW) (“Weight Watchers” or the “Company”), the global leader in science-backed weight management, today announced that it intends to utilize up to $40 million in cash to prepay and reduce the principal amount of its outstanding term loan.

The prepayment will be comprised of the following two components:

•	$25 million to $30 million in aggregate principal amount of prepayment in cash of the annual cash sweep amount, which is due to be paid on June 24, 2026; and

•

a voluntary solicitation for prepayment by the Company to utilize up to $10 million in cash to prepay its term loan at a discount, which solicitation is expected to commence on Monday, April 27, 2026 and close on April 30, 2026.

In connection with today’s announcement, Weight Watchers reaffirmed its first quarter 2026 end of period subscriber estimates and full year 2026 financial guidance as previously provided on March 16, 2026, in conjunction with the Company’s fourth quarter and full year 2025 results. Following these announcements and based on its full year 2026 financial guidance, the Company expects to generate cash through the remainder of the year following first quarter cash usage due to peak season marketing.

“Today’s announcements reflect the progress we have made over the last year to strengthen our liquidity position and deleverage our balance sheet,” said Felicia DellaFortuna, Weight Watchers CFO and member of the Company’s Interim Office of the Chief Executive. “As we continue to execute against our strategic priorities, we remain focused on maintaining a strengthened capital structure, supported by durable cash generation, to fund continued investments in our integrated weight health ecosystem and drive sustainable, profitable growth.”

About Weight Watchers

Weight Watchers is the global leader in science-backed weight management, offering an integrated support system built for the GLP-1 era that combines scientific expertise, medication, cutting-edge technology, and human connection. With more than 60 years of experience, Weight Watchers is the most studied commercial weight management program in the world, delivered through its No. 1 U.S. doctor-recommended weight-loss program. Its holistic, personalized approach also includes U.S.-based clinical interventions and access to GLP-1 medications when clinically appropriate, and a global network of coaches and community support. Since 1963, the company has led with science to deliver its members the personalized support they need to reach and sustain their goals. Members can access these solutions directly, or through Weight Watchers for Business’ full-spectrum platform for employers, health plans, and payers. In a landscape crowded with contradictory advice, isolating apps, and one-size-fits-all solutions, Weight Watchers offers a proven path forward that is rooted in research, grounded in empathy and designed to help every member feel better in their body and live a longer, healthier life. For more information, visit weightwatchers.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the Company’s intention to utilize up to $40 million to prepay and reduce the principal amount of its outstanding term loan and the Company’s full-year financial guidance and outlook. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,”

“could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “guidance,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These statements are neither promises nor guarantees, and involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as well as any subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, or other filings the Company makes with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Forward-looking statements speak only as of the date the statements are made and are based on information available to the Company at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

For investor inquiries, please contact:

John Mills or Anna Kate Heller

WeightWatchers@icrinc.com

For media inquiries, please contact:

Lizzy Levitan

WW@hunt-gather.com